Exhibit 99.1

One BriarLake Plaza

Houston, TX

CORPORATE HEADQUARTERS

15601 Dallas Parkway

Suite 600

Addison, Texas 75001

866.655.3600

behringerharvard.com

INVESTOR INFORMATION

For additional information about Behringer Harvard and its real estate programs, please contact us at 866.655.3650.

Commentary & Highlights

Portfolio Update

•

The REIT’s portfolio was 91.6 percent leased as of September 30, 2008. Our portfolio’s strong credit tenancy is reflected in our collection of 99 percent of base rent accounts receivable for the third quarter of 2008. Of the REIT’s 25.6 million square feet of leasable space, less than 10 percent is due to expire annually over each of the next five years.

•

In September, the REIT acquired One BriarLake Plaza, a 20-story tower that was 94 percent leased at the end of the third quarter. This asset provides more than half a million square feet of office space and is widely recognized as one of the premier office properties in Houston. This property’s location with exceptional access to major transportation arteries and preferred amenities complements the REIT’s portfolio.

•

One BriarLake Plaza, located in Houston’s Westchase submarket, was constructed in 2000 on more than nine acres that are fully landscaped and front the Sam Houston Parkway. The site provides access to Interstate 10 to the north and the Westpark Tollway to the south. It is within easy reach of Houston’s two major airports, major employment and retail centers, and the area’s nine largest residential areas.

•

In October 2008 the employment growth rate in Houston stood at a full 2 percent, according to the Texas Workforce Commission. Between October 2007 and October 2008, Houston-area employers added 52,300 jobs, although there is expected to be a moderation of employment growth tied to the decreasing price of oil.

Financial Statements

•

At the end of the third quarter the REIT was invested in 74 office properties, as compared to investments in 36 office properties for the same quarter one year ago. Portfolio growth has resulted in significant financial changes.

•

Rental revenue was $156 million during the third quarter of 2008, as compared to $69.3 million during the third quarter of 2007. Approximately $74.6 million of the $86.7 million increase over the prior year was attributable to properties acquired subsequent to October 1, 2007. Rental revenue for the three months ended September 30, 2008, also included approximately $11.8 million in lease termination fees related to the early lease terminations by tenants at our Burnett Plaza property located in Fort Worth, Texas.

•

Net operating income (NOI) during the third quarter of 2008 was $90.8 million, as compared to $41.2 million for the same quarter one year ago. NOI growth was primarily the result of the growth in the portfolio size over the past 12 months.

•	Funds from operations (FFO) for the third quarter of 2008 were $38.7 million, as compared to $28.2 million the same quarter one year ago.

Some numbers have been rounded for presentation purposes.

Charlotte, NC

the South’s banking center

Eight Fortune 500 companies call the Charlotte metropolitan area home, including Duke Energy, Wachovia Corp. (recently acquired by Wells Fargo), SPX, Family Dollar Stores, Bank of America Corporation, Nucor, Goodrich, and Sonic Automotive. Charlotte is the nation’s second largest banking center; only New York is larger. Other important industries in the Charlotte area include insurance, distribution, health care, manufacturing, and a wide range of service industries.

Charlotte is the 26th largest city in the United States and the nation’s fifth largest urban region. Fortune magazine has ranked Charlotte as having the nation’s best pro-business attitude. More than 600,000 people reside within the city of Charlotte, and approximately 2 million people reside in the 16-county region surrounding Charlotte. Property Portfolio & Research reports that strong demographics should help Charlotte weather troubles caused by the national economic downturn, although the Wachovia / Wells Fargo merger creates some uncertainty. Its population growth of 2.3 percent during the third quarter of 2008 is expected to continue outpacing the national average of 0.9 percent.

As the largest office submarket, uptown Charlotte serves as the regional economic center for financial and professional services. Vacancy rates have recently reached an all-time low of 2.1 percent in the downtown market, according to the Karnes Report for the third quarter of 2008. Rental rates ended the quarter at $20.16 per square foot which represented a 0.8 percent increase in quoted rental rates from the end of the second quarter 2008, when rents were reported at $20.00 per-square-foot, according to the CoStar Office Group.

Bank of America Plaza Charlotte, NC

Located in Charlotte, North Carolina, the Bank of America Plaza, with 887,000 square feet, was acquired in November 2006. Bank of America (BOA), the primary tenant of Bank of America Plaza, which was leased at 97.7 percent as of September 2008, has developed a leadership role in U.S. consumer banking. The bank is nationally ranked first in deposits according to the FDIC.

Hunton & Williams LLP, the third largest tenant at the BOA Tower, renewed its 43,000 square feet of office space. Founded in 1901, this law firm represents clients in more than 100 countries on six continents.

2383 Utah Avenue

Los Angeles (El Segundo), CA

Realizes Disposition Opportunity

In August, the REIT announced the sale of 2383 Utah Avenue, an approximately 150,000-square-foot office/R&D building located directly south of Los Angeles International Airport. This disposition takes advantage of an opportunity to full-cycle this asset, acquired in April 2005, for a contract purchase price of approximately $27.5 million, as one of the 36 properties purchased during the REIT’s first acquisition phase.

2383 Utah Avenue is a single story office building situated on a 9.6-acre site on the northwest corner of Aviation Boulevard and Utah Avenue in El Segundo. The property is leased to two creditworthy tenants: Northrop Grumman, a global defense company, and Unisys, a multinational information technology company.

This well-located property with creditworthy tenants was purchased with the intention of a longer-term holding period. However, plans for the property changed when an attractive and unexpected purchase offer for approximately $35 million was received.

The accompanying unaudited, consolidated financial statements do not include all of the information and note disclosures required by accounting principles generally accepted in the United States of America (GAAP). The financial statements include all adjustments (of a normal recurring nature) necessary to present fairly our consolidated financial position as of September 30, 2008 and December 31, 2007, our unaudited, consolidated results of operations for the three and nine month periods ended September 30, 2008 and September 30, 2007, and cash flows for the periods ended September 30, 2008 and September 30, 2007. A copy of the Company’s Form 10-Q, filed with the Securities and Exchange Commission, is available without charge at www.sec.gov, or by visiting behringerharvard.com, or by written request to the Company at its corporate headquarters.

Consolidated Statements of Operations

(in thousands, except share and per share amounts)	3 mos. ended Sep. 30, 2008	3 mos. ended Sep. 30, 2007	9 mos. ended Sep. 30, 2008	9 mos. ended Sep. 30, 2007

Rental revenue	$156,031	$69,266	$451,726	$205,393

Expenses
Property operating expenses	42,826	16,333	120,043	48,140
Interest expense	49,035	22,813	142,827	67,642
Real estate taxes	18,147	9,791	57,848	29,485
Property management fees	4,242	1,990	12,884	6,088
Asset management fees	6,965	2,265	20,502	8,739
General and administrative	2,090	784	4,893	1,831
Depreciation and amortization	67,932	31,662	203,858	93,406
Total expenses	191,237	85,638	562,855	255,331

Interest income	2,247	8,850	4,937	18, 387
Gain on sale of assets	5,068	—	5,253	—
Loss before income taxes, minority interest, and equity in earnings of investments	(27,891)	(7,522)	(100,939)	(31,551)

Provision for income taxes	(379)	(93)	(824)	(398)
Minority interest	247	—	767	—
Equity in earnings of investments	140	1,291	1,146	4,072
Loss from continuing operations	(27,883)	(6,324)	(99,850)	(27,877)

Discontinued operations
Income (loss) from discontinued operations	340	191	(2,510)	1,856
Gain on sale of discontinued operations	8,711	—	16,045	—
Income from discontinued operations	9,051	191	13,535	1,856

Net loss	$(18,832)	$(6,133)	$(86,315)	$(26,021)

Basic and diluted weighted average shares outstanding	245,831,834	188,347,364	226,828,633	161,692,741

Basic and diluted net income (loss) per share
Continuing operations	$(0.10)	$(0.03)	$(0.44)	$(0.17)
Discontinued operations	0.03	0.00	0.06	0.01
Basic and diluted loss per share	$(0.07)	$(0.03)	$(0.38)	$(0.16)

Funds From Operations (FFO)

Net loss	$(18,832)	$(6,133)	$(86,315)	$(26,021)

Real estate depreciation and amortization(1)	71,854	34,330	218,330	103,332
Minority interest(2)	(505)	—	(1,632)	—
Gain on sale of depreciable real estate(3)	(13,779)	—	(21,113)	—

Funds from operations (FFO)(4)	$38,738	$28,197	$109,270	$77,311

Weighted average shares	245,832	188,347	226,829	161,693

(1) This represents the depreciation and amortization expense of the properties we consolidated and our share of depreciation and amortization expense of the properties we account for under the equity method of accounting. The expenses of our unconsolidated interests are reflected in our equity in earnings of investments.

(2) Reflects the minority interest adjustment for the third-party partners’ proportionate share of the real estate depreciation and amortization and adjustment for the limited partnership interests issued by Behringer OP to third parties.

(3) This represents the gain on the sale of 9100 Mineral Circle, 2383 Utah Avenue, and Enclave on the Lake.

(4) FFO is defined by the National Association of Real Estate Investment Trusts as net income (loss), computed in accordance with GAAP, excluding extraordinary items, as defined by GAAP, and gains (or losses) from sales of property, plus depreciation and amortization on real estate assets, and after adjustments for unconsolidated partnerships, joint ventures, and subsidiaries. FFO should not be considered as an alternative to net income, as an indication of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions.

Consolidated Balance Sheets

(in thousands, except share and per share amounts)	Sep. 30, 2008	Dec. 31, 2007
Assets
Real estate
Land	$532,543	$514,520
Buildings, net	3,523,972	3,359,152
Real estate under development	15,472	7,038
Total real estate	4,071,987	3,880,710

Cash and cash equivalents	361,774	94,947
Restricted cash	238,917	229,803
Investment in variable rate demand notes	80,000	—
Accounts receivable, net	75,275	48,030
Receivables from related parties	—	1,023
Prepaid expenses and other assets	22,765	10,244
Goodwill	10,295	19,922
Investments in unconsolidated entities	163,460	203,212
Deferred financing fees, net	36,520	42,668
Notes receivable	13,084	13,854
Lease intangibles, net	555,089	627,714
Total assets	$5,629,166	$5,172,127

Liabilities and stockholders’ equity

Liabilities
Notes payable	$3,367,272	$3,198,143
Accounts payable	15,651	7,889
Payables to related parties	6,787	8,190
Acquired below-market leases, net	159,116	175,589
Distributions payable	13,687	10,951
Accrued liabilities	138,927	126,789
Convertible debentures	75,460	91,180
Subscriptions for common stock	—	2,984
Deferred tax liabilities	3,685	3,869
Other liabilities	23,718	22,897
Total liabilities	3,804,303	3,648,481

Commitments and contingencies

Minority interest	15,953	18,049

Stockholders’ equity
Preferred stock, $.0001 par value per share; 17,500,000 shares authorized, none outstanding	—	—
Convertible stock, $.0001 par value per share; 1,000 shares authorized, 1,000 shares issued and outstanding	—	—
Common stock,$.0001 par value per share; 382,499,000 shares authorized, 261,317,309 and 205,562,785 shares issued and outstanding at September 30, 2008 and December 31, 2007, respectively	26	21
Additional paid-in capital	2,333,480	1,834,477
Cumulative distributions and net loss	(521,675)	(327,527)
Accumulated other comprehensive loss	(2,921)	(1,374)
Total stockholders’ equity	1,808,910	1,505,597
Total liabilities and stockholders’ equity	$5,629,166	$5,172,127

Consolidated Statements of Cash Flows

(in thousands)	9 mos. ended Sep. 30, 2008	9 mos. ended Sep. 30, 2007
Cash flows from operating activities
Net loss	$(86,315)	$(26,021)
Adjustments to reconcile net loss to net cash flows provided by operating activities:
Minority interest	(767)	—
Gain on sale of assets	(5,253)	—
Gain on sale of discontinued operations	(16,045)	—
Depreciation and amortization	204,006	93,867
Interest income capitalized to notes receivable	(77)	(377)
Equity in earnings of investments	(1,146)	(4,072)
Distributions from investments	1,146	4,072
Change in accounts receivable	(27,296)	(10,894)
Change in prepaid expenses and other assets	(8,703)	(1,143)
Change in lease intangibles	(9,868)	(8,955)
Change in accounts payable	1,756	(1,188)
Change in accrued liabilities	4,197	14,604
Change in payables to related parties	3,606	(1,985)
Cash provided by operating activities	59,241	57,908

Cash flows from investing activities
Return of investments	6,447	4,028
Purchases of real estate	(233,057)	(25,112)
Investments in unconsolidated entities	(1,447)	(2,993)
Escrow deposits, pre-acquisition and pre-disposition costs	(4,960)	(36,235)
Capital expenditures for real estate	(43,328)	(28,829)
Investment in variable rate demand notes	(80,000)	—
Notes receivable advances	—	(23,000)
Proceeds from notes receivable	3	14,089
Insurance proceeds received	6,000	—
Proceeds from sale of discontinued operations	40,190	—
Proceeds from sale of assets	6,628	—
Change in restricted cash	(5,224)	23,604
Cash used in investing activities	(308,748)	(74,448)

Cash flows from financing activities
Financing costs	(820)	(46)
Proceeds from notes payable	280,000	—
Payments on notes payable	(147,501)	(1,938)
Payments on capital lease obligations	(46)	(10)
Issuance of common stock	518,795	708,964
Redemptions of common stock	(19,898)	(5,936)
Offering costs	(55,147)	(72,425)
Distributions	(50,237)	(40,178)
Conversion of debentures	(2,172)	—
Change in subscriptions for common stock	(2,984)	(1,993)
Change in subscription cash received	2,984	1,993
Change in payables to related parties	(6,640)	386
Cash provided by financing activities	516,334	588,817

Net change in cash and cash equivalents	266,827	572,277
Cash and cash equivalents at beginning of period	94,947	124,948
Cash and cash equivalents at end of period	$361,774	$697,225

Net Operating Income (NOI)

(in thousands)	3 mos. ended Sep. 30, 2008	3 mos. ended Sep. 30, 2007	9 mos. ended Sep. 30, 2008	9 mos. ended Sep. 30, 2007
Rental revenue	$156,031	$69,266	$451,726	$205,393

Operating expenses
Property operating expenses	42,826	16,333	120,043	48,140
Real estate taxes	18,147	9,791	57,848	29,485
Property management fees	4,242	1,990	12,884	6,088
Total operating expenses	65,215	28,114	190,775	83,713

Net operating income	$90,816	$41,152	$260,951	$121,680

Reconciliation to Net Loss

Net operating income	$90,816	$41,152	$260,951	$121,680

Less: Depreciation and amortization	(67,932)	(31,662)	(203,858)	(93,406)
General and administrative expense	(2,090)	(784)	(4,893)	(1,831)
Interest expense	(49,035)	(22,813)	(142,827)	(67,642)
Asset management fees	(6,965)	(2,265)	(20,502)	(8,739)
Minority interest	247	—	767	—
Provision for income taxes	(379)	(93)	(824)	(398)
Add: Interest income	2,247	8,850	4,937	18,387
Gain on sale of assets	5,068	—	5,253	—
Income (loss) from discontinued operations	340	191	(2,510)	1,856
Gain on sale of discontinued operations	8,711	—	16,045	—
Equity in earnings of investments	140	1,291	1,146	4,072

Net loss	$(18,832)	$(6,133)	$(86,315)	$(26,021)

Net operating income (NOI), a non-GAAP financial measure, is defined as net income, computed in accordance with GAAP, generated from properties before interest expense, asset management fees, interest income, general and administrative expenses, depreciation, amortization, equity in earnings of investments, minority interests, income taxes, discontinued operations, and the gain on sale of assets. Management believes that NOI provides the investor with an accurate measure of the Company’s operating performance because NOI reflects the operating performance of its properties and excludes certain items that are not associated with management of the properties. To facilitate understanding of this financial measure, a reconciliation of NOI to GAAP net income has been provided.

This quarterly report summary contains forward-looking statements, including discussion and analysis of the financial condition of Behringer Harvard REIT I, Inc. and our subsidiaries (which may be referred to as the “REIT,” the “Company,” “we,” “us,” or “our”), our anticipated capital expenditures required to complete projects, amounts of anticipated cash distributions to our investors in the future, and other matters. These forward-looking statements are not historical facts but are the intent, belief, or current expectations of management based on their knowledge of the business and industry. Words such as “may,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control, are difficult to predict, and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements.

These forward-looking statements are subject to various risks and uncertainties, including those discussed under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2007, and our most recent Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, that could cause our actual results to differ materially from those projected in any forward-looking statement we make. We do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future event or otherwise.

Burnett Plaza Fort Worth, TX

130,000 Square Feet of Leasing

The Fort Worth Central Business District total office market ended the third quarter of 2008 with rental rates of $24.06, supported by an occupancy rate of 89.3 percent, as compared to a second quarter of 2008 total office rental rate of $22.07 supported by an occupancy rate of 88.6 percent, as reported in the CoStar Office Report.

Acquired in February 2006, Burnett Plaza, a 40-story office building, is a prominent landmark in Fort Worth. After factoring the impact of the square footage terminated by Burlington Industries and ConocoPhillips, the building was 84 percent leased at September 30, 2008. With more than one million square feet of rentable space, Burnett Plaza is one of the largest buildings in the Southwest dominating the downtown Fort Worth skyline.

Major tenants include Practioners Publishing Company, the Securities and Exchange Commission, and the U.S. Department of Housing and Urban Development. In late June, the REIT signed a new lease for 67,000 square feet with Cook Children’s Healthcare for five years. The Fort Worth Star Telegram reports that it plans to move about 250 employees from its campus in the Medical District of Fort Worth to Burnett Plaza. The REIT was also able to renew a lease for 63,000 square feet with AmeriCredit for 10 years.

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15601 Dallas Parkway, Suite 600 Addison, TX 75001	U.S. POSTAGE PAID ADDISON, TX PERMIT NO. 36
Date Published 12/08 • IN • 402163 © 2008 Behringer Harvard